EXHIBIT 23(a):  Consent of Nixon, Hargrave, Devons, & Doyle LLP is
                    contained in its opinion filed as Exhibit 5 to this Registration Statement.

    EXHIBIT 23(b):

                 Consent of Independent Auditors


          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gleason Corporation 1992 Stock Plan of our report dated February 1, 1995, with respect to the consolidated financial statements of Gleason Corporation and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994.


                              Ernst & Young LLP

Syracuse, New York
September 7, 1995